FOR RELEASE: March 27, 2026

For further information, contact:

Rob Werkmeister, Sr. Vice President of Marketing and Customer Experience
rwerkmeister@ruger.com

Ruger Appoints New Senior Vice President & Chief Financial Officer

Andrew Wieland Joins Ruger After Long-Term Planned Transition of Existing CFO Tom Dineen

Mayodan, NC – Sturm, Ruger & Company, Inc. (NYSE: RGR) is proud to announce the appointment of Andrew Wieland as Senior Vice President and Chief Financial Officer, following the planned transition of Tom Dineen.

In this role, Mr. Wieland will lead all financial operations, including forecasting, corporate budgeting, financial reporting and evaluation of potential investment opportunities. This leadership position is central to the continued execution of Ruger’s long-term priorities and 2030 plan.

Mr. Wieland brings extensive experience in financial leadership, long-range financial planning and manufacturing-focused finance from his tenure at Eaton Corporation, a publicly traded multi-national power management company. He most recently served as Vice President of Finance and Controller of Eaton Electrical Sector Americas: Assemblies and Residential Solutions Group.

Throughout his career, he has led major forecasting and planning processes, including financial outlooks, annual profit plans and long-term strategic plans across multi-site, complex divisions. His work supported growth through manufacturing capacity expansion, strengthening core financial operations and enhanced operational decision-making. Mr. Wieland has also championed several finance transformation initiatives, modernizing planning systems, strengthening financial controls and driving process improvements that increased efficiency. He has consistently demonstrated an ability to align financial strategy with organizational needs in dynamic and fast-growing business environments.

“Andrew’s experience driving financial discipline, strengthening manufacturing output and leading strategic financial planning makes him an exceptional fit for Ruger’s future,” said Todd Seyfert, President & CEO. “He brings the combination of financial clarity, operational insight and leadership focus we need as we continue to grow, innovate and deliver value to our employees, customers and shareholders.”

This appointment reflects Ruger’s continued investment in long-term financial strength, agile responsiveness and operational excellence under Mr. Seyfert’s leadership. Mr. Wieland will play an important role in strengthening Ruger’s financial foundation and supporting the Company’s commitment to sustainable growth.

Ruger would also like to extend its sincere gratitude to Tom Dineen for his many years of dedicated leadership and financial stewardship. This planned transition follows a long and meaningful career with the Company, beginning in 1997 and including his service as Chief Financial Officer since 2003 and as Vice President, CFO and Treasurer since 2006.

“Tom’s contributions have been instrumental in strengthening the Company’s financial foundation, establishing our disciplined approach to capital allocation and supporting Ruger’s growth,” said Todd Seyfert. “We are grateful for his leadership over the last three decades and wish him the very best in his next chapter.”

Mr. Dineen will step down from his role on March 31, 2026, and will remain with the Company until April 30, 2026. The Company thanks Mr. Dineen for his service and remains focused on ensuring a seamless transition and continued financial strength.

About Ruger Firearms

Sturm, Ruger & Co., Inc. is one of the nation's leading manufacturers of rugged, reliable firearms for the commercial sporting market. With products made in America, Ruger offers consumers almost 800 variations of more than 40 product lines, across the Ruger, Marlin and Glenfield brands. For over 75 years, Sturm, Ruger & Co., Inc. has been a model of corporate and community responsibility. Our motto, "Arms Makers for Responsible Citizens®," echoes our commitment to these principles as we work hard to deliver quality and innovative firearms.

Forward-Looking Statements

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.